Exhibit 10.18
EXTENSION TO THE A.I.R. STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE — NET DATED NOVEMBER 11, 1997 BY AND BETWEEN KENNETH R. SMITH AND ALICE J. SMITH AS LESSOR AND LUMINENT, INC., A SUBSIDIARY OF MRV COMMUNICATIONS INC. AS LESSEE FOR THE PROPERTY COMMONLY KNOWN AS 8917 FULLBRIGHT AVENUE, CHATSWORTH, CALIFORNIA DRAFTED September 25, 2002.
55.	Lessor and Lessee agree to extend the original Lease for an additional five (5) years, commencing January 1, 2003 and ending December 31, 2008. The base rent per month stated in Paragraph 1.5 shall be adjusted to $4,250.00.
56.	The Base Rent stated in Paragraph 1.5 shall be adjusted annually on January 1st of each succeeding year by a fixed three percent (3%).
57.	Option to Extend. Lessor hereby grants to Lessee the option to extend the term of this lease for one (1) additional thirty-six (36) month period commencing when the prior term expires upon each and all of the following terms and conditions.
(i)	In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least six (6) but not more than nine (9) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.

(ii)	The provisions of paragraph 39, including those relating to Lessee’s Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii)	Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv)	This Option is personal to the original Lessee, and cannot be assigned or exercised, by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v)	The monthly rent for each of the option period shall be calculated as per paragraph 56 above.

AGREED AND ACCEPTED:

LESSEE	LESSOR

/s/ Noam Lotan Noam Lotan, President & C.E.O	/s/ Kenneth R. Smith Kenneth R. Smith, Owner

/s/ Shay Gonen	/s/ Alice Smith

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)
1. Basic Provisions (“Basic Provisions”)
      1.1 Parties: This Lease (“Lease”), dated for reference purposes only November 11,    97, is made by and between Kenneth R. Smith and Alice J. Smith (“Lessor”) and MRV Communication, Inc. (“Lessee”), (collectively the “Parties,” or individually a “Party”).
      1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 8917 Fullbriqht Avenue located in the County of Los Angeles, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) a free standing industrial building identified by parcel map per book 109, page 87 of PM, Lot C.

(“Premises”). (See also Paragraph 2)
      1.3 Term: five (5) years and zero (0)  months (“Original Term”) commencing January 01, 1998 (“Commencement Date”) and ending December 31, 2002 (“Expiration Date”). (See also Paragraph 3)
      1.4 Early Possession: continuation from existing lease (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
      1.5 Base Rent: $3,500.00 per month (“Base Rent”), payable on the first day of each month commencing January 1998 (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
      1.6 Base Rent Paid Upon Execution: $3,500.00 as Base Rent for the period January 1998
      1.7 Security Deposit: $5,000.00 (“Security Deposit”). (See also Paragraph 5)
      1.8 Agreed Use: Manufacturing and assembly of electronics components and related uses. (See also Paragraph 6)
      1.9 Insuring Party. Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)
      1.10 Real Estate Brokers: (See also Paragraph 15)
           (a) Representation: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☐                                represents Lessor exclusively (“Lessor’s Broker”);
☐                                represents Lessee exclusively (“Lessee’s Broker”); or
☑ TOLD Partners Inc. represents both Lessor and Lessee (“Dual Agency”)
           (b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of 2.500% of the total Base Rent for the brokerage services rendered by said Broker).
      1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                                                  (“Guarantor”). (See also Paragraph 37)
      1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 54 and Exhibits A, all of which constitute a part of this Lease.
2. Premises.
      2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.
      2.2 Condition. Lessor shall deliver the Premises to Lessee  ~~broom elean and free of debrts~~ on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), ~~and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting heating, ventilating and air conditioning systems (“HVAC”), loading doors, If any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipts of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify some at Lessor’s expense. If, other the start, Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof foundations and bearing walls, (ii) six (6)  months « as to the HVAC systems, (iii)  thirty (30) days as to the remaining systems and other elements of the Building,~~  correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.
      2.3 Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7. 3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6. 2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
FORM STN-6-2/97 EZ
© 1997 - American Industrial Real Estate Association
Initials
TOLD Partners Inc. 5940 Varial Avenue, Wood and Hills CA 91367
Phone: 818-593-3800
Fax: 818-593-3850

          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date of least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.
          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.
      2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
     2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.
3. Term.
      3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
     3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.
     3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee’s right to cancel shall terminate Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.
     3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
     4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
     4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable Judgment, significantly reduced. Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
Initials

6. Use.
     6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in use.
     6.2 Hazardous Substances.
          (a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
          (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
          (c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
          (d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
          (e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
          (f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any Investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
          (g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified In Lessor’s notice of termination.
     6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now In effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.
     6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.
Initials

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
     7.1 Lessee’s Obligations.
          (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation). Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similiar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.
          (b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and Improvements, if any, if and when Installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers, (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.
          (c) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relleving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is In excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to, Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants), with Lessee reserving the right to prepay its obligation at any time.
     7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It Is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
     7.3 Utility Installations; Trade Fixtures; Alterations.
          (a) Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures. HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.
          (b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month’s Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
          (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
     7.4 Ownership; Removal; Surrender; and Restoration.
          (a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
          (b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
          (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all or the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
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8. Insurance; Indemnity.
     8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.
     8.2 Liability Insurance.
          (a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement ” for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between Insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s Indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
          (b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
     8.3 Property Insurance — Building, Improvements and Rental Value.
          (a) Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) Insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
          (b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.
          (c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
     8.4 Lessee’s Property/Business Interruption Insurance.
          (a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
          (b) Business Interruption. Lessee shall obtain and maintain loss of Income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
          (c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
     8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which Invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
     8.6 Waiver of Subrogation. Without affecting any other rights or remedies. Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
     8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall Indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
     8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.
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9. Damage or Destruction.
     9.1 Definitions.
          (a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
          (c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
          (d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
          (e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.
     9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable Insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
     9.3 Partial Damage - Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense). Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
     9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
     9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
          (b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
     9.7 Termination-Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
     9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. Real Property Taxes.
     10.1 Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than Inheritance, personal income or estate taxes); Improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect
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power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.
     10.2
          (a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease, Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fall to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.
          (b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.
     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.
     10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.
11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required.
          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
          (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.
          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
          (d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.
          (e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
     12.2 Terms and Conditions Applicable to Assignment and Subletting.
          (a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
          (b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
          (c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1, 000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.
          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
     12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
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          (a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may called said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for arty such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
     13. 1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is Jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.
          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.
          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraph 13.1(a), (b) or (c) above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
          (g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
     13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duly or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier’s check in the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time, of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
          (b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
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     13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
     13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided For in Paragraph 13.4.
     13.6 Breach by Lessor.
          (a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
          (b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokers’ Fee.
     15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) If Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.
     15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.
     15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
          (a) Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
          (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such tender or purchaser in confidence and shall be used only for the purposes herein set forth.
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17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s Interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23. Notices.
     23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
     23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessors Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month’s rent.
     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement” ) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable
Initials

efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
     30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Except for ordinary “For Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.
37. Guarantor.
     37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.
     37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options.
     39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
     39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.
     39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
     39.4 Effect of Default on Options.
          (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof Is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
          (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.
40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles and that Lessee will pay its fair share of common expenses incurred in connection therewith.
41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or security measures, and that Lessor shall have no obligation whatsover to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property form the acts of third parties.
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© 1997 — American Industrial Real Estate Association

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.
44. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similiar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.
45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
46. Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
48. Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.
49. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN. AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:		Executed at:

on:		on:

By LESSOR:		By LESSEE:

Kenneth R. Smith and Alice J. Smith		MRV Communications Inc.

By:		By:

Name Printed:	Kennth R. Smith	Name Printed:

Title: Owner		Title:

By:		By:

Name Printed:	Alice J. Smith	Name Printed:

Title: Owner		Title:

Address:	31117 Via Colinas, Suite 401	Address:	20415 Nordhoff Street
	Westlake Village, CA 91361		Chatsworth, CA 91311
Telephone:	818-707-1433	Telephone:	818-773-0088
Facsimile:	818-991-2298	Facsimile:	818-773-0261
Federal ID No.		Federal ID No.

     NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Please Writ or call us to make sure that you are utilizing the most current form. We can be reached at the American Industrial Real Estate Association, 700 South Flower, Suite 600, Los Angeles, CA 90017. (213) 687-8777 Fax (213) 687-8616

© 1997 — American Industrial Real Estate Association	FORM STN-6-2/97 EZ

RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM
Dated November 11, 1997
By and Between (Lessor) Kenneth R. Smith & Alice J. Smith
(Lessee) MRV Communications Inc.
Address Of Premises: B917 Fullbright Avenue, Chatsworth, CA 91311
Paragraph 50
A. RENT ADJUSTMENTS:
     The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:
(Check Method(s) to be Used and Fill in Appropriately)
☑ I. Cost of Living Adjustment(s) (COLA)
     a. On (Fill in COLA Dates): January 1, 1999; January 1, 2000; January 1, 2001; January 1, 2002 the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☑ CPI U (All Urban Consumers), for (Fill in Urban Area): Los Angeles – Anaheim – Riverside, All Items (1982-1984 = 100), herein referred to as “CPI”
     b. The monthly rent payable in accordance with paragraph A.l.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph A.l.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is two months prior to (select one): ☑ the first month of the term of this Lease as set forth in paragraph 1.3 (“Base Month”) or ☐ (Fill in Other “Base Month”):                     . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.
     c. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.
☐ II. Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s)):

the Base Rent shall be adjusted to the “Market Rental Value” of the property as follows:
     1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached within thirty days, then:
          (a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days. Any associated costs will be split equally between the Parties, or
          (b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
               (i) Within fifteen days thereafter, Lessor and Lessee shall each select an ☐ appraiser or ☐ broker (“Consultant”- check one) of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.
               (ii) The three arbitrators shall within thirty days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor’s or Lessee’s submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actural MRV shall thereafter be used by the Parties.
               (iii) If either of the Parties fails to appoint an arbitrator within the specified fifteen days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
               (iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.
     2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

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TOLD Partners Inc. 5940 Variel [Avenue] Woodland Hills CA 91367 Phone: 818-593-3800 Fax: 818-593-3850
RENT ADJUSTMENT(S)

     b. Upon the establishment of each New Market Rental Value:
          1) the new MRV will become the new “Base Rent” for the purpose of calculating any further Adjustments, and
          2) the first month of each Market Rental Value term shall become the new “Base Month” for the purpose of calculating any further Adjustments.
☐ III. Fixed Rental Adjustment(s) (FRA)
The Base Rent shall be increased to the following amounts on the dates set forth below:

On (Fill in FRA* Adjustment Date(s)):	The New Base Rent shall be:

$

$

$

$

B. NOTICE:
     Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.
C. BROKER’S FEE:
     The Brokers specified in paragraph 1.10 shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease.

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     NOTICE: These forms are often modified to meet changing requirements of law and Industry needs. Please write or call us to make sure you are utilizing the most current form. We can be reached at the American Industrial Real Estate Association, 700 South Flower Suite 600, Los Angeles, CA 90017. (213) 687-8777 Fax (213) 687-8616

© 1997 — American Industrial Real Estate Association
RENT ADJUSTMENT(S)

ADDENDUM TO THE STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE — NET DATED NOVEMBER 11, 1997 BY AND BETWEEN KENNETH R. SMITH AND ALICE J. SMITH AS LESSOR AND MRV COMMUNICATIONS, INC. AS LESSEE FOR THE PROPERTY COMMONLY KNOWN AS 8917 FULLBRIGHT AVENUE, CHATSWORTH, CA.
50. Rent Adjustment(s). See attached.
51. Please make rent check payable to Kenneth Smith and mail to:
31117 Via Colinas, Suite 401
Westlake Village, CA 91361
52. Physical Inspection. TOLD Partners Inc. is not aware of any physical defects or deficiencies in the Premises which have not already been disclosed to Lessee. Lessee should conduct an independent physical inspection of the Premises at Lessee’s sole cost and expense prior to lease execution. If Lessee shall fail to conduct such an inspection, then Lessee shall hold Broker harmless for any defects, deficiencies, damage or costs to repair such items which may result from Lessee’s failure to conduct said physical inspection. Lessee shall indemnify Broker from any liability in connection with Lessee’s failure to physically inspect the Premises and shall pay Broker’s attorney fees from any resultant court action. Lessee’s initials below shall witness Lessee’s acknowledgment of this provision.
53. Condition and Availability of Electrical Services. Lessee is executing this Lease for the subject Premises with the understanding that existing electrical services may contain amperage and power ratings that are actually different than what is shown on the power panel itself and/or on the marketing brochures. Broker cannot confirm, guarantee or substantiate that such amperage or power ratings are correct. Lessee agrees to confirm the presence and/or the availability of such electrical services with Lessee’s electrical contractor and/or with the City of Los Angeles or the Southern California Edison Company, or such applicable utilities service company, and shall hold Broker harmless from any such electrical service insufficiencies that may exist.
54. CONSULT YOUR ADVISORS. This document has been prepared for approval by your attorney. No representation or recommendation is made by TOLD Partners Inc. as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.
In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

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EXHIBIT “A”
NOTICE TO BUYERS, TENANTS AND OWNERS CONCERNING HAZARDOUS
WASTES OR SUBSTANCES AND UNDERGROUND STORAGE TANKS AND
AMERICANS WITH DISABILITIES ACT
THIS IS AN IMPORTANT NOTICE — READ IT CAREFULLY
RE: REAL PROPERTY LOCATED AT: 8917 Fullbright Avenue, Chatsworth
The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is Intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local law also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult their attorneys and qualified design professionals. Attorneys or design professionals have the appropriate expertise in this area.
Under recently passed federal and state laws governing the use, storage, handling, cleanup, removal and disposal of “hazardous wastes or substances”, an owner, buyer, tenant and other users of real property can be held responsible for the cost to clean up hazardous wastes, for the payment of damages and for the modification of the real property to conform with environmental safety standards (for example: the removal of asbestos and the closure of underground storage tanks). “Hazardous wastes and substances” includes, but is not limited to : any petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and toxic chemical products.
Since these laws affect every kind of real property, it is essential that legal and technical advice be obtained by you to determine whether the laws have been complied with and what, if anything, is required to be done in connection with the proposed transaction involving the real property described above, to minimize your liability. Such professionals as attorney, engineers and geologists specializing in toxic waste matters are among those you should consult to obtain a clear understanding of the condition of the real property and your rights and obligations under the hazardous waste laws in connection with this transaction. WE STRONGLY RECOMMEND THAT YOU RETAIN LEGAL, ENGINEERING AND GEOLOGICAL EXPERTS TO ADVISE YOU AS WELL AS ANY OTHER EXPERTS WHICH YOU OR THEY MAY DEEM APPROPRIATE.
Please note that, as your Broker, TOLD Partners Inc. must disclose to all prospective parties to this transaction any knowledge we actually possess concerning the condition of the real property described above and the existence of hazardous wastes, substances, or underground storage tanks on the property. In addition, neither TOLD Partners Inc. nor any of its employees or agents has made any investigations or obtained reports regarding the condition of the property or the past or present existence of hazardous wastes or substances on the property.
Therefore, for the purposes of this transaction, neither TOLD Partners Inc. nor any of its employees or agents makes any representations to any prospective buyer or tenant concerning the condition of the property or the existence or nonexistence of hazardous wastes or substances, or underground storage tanks on the property.
If you own the real property described above, you are hereby notified that prospective purchasers or tenants may feel that the potential for liability for remedial costs necessitates an environmental audit or investigation of the property prior to closing in order to discover whether the nature and/or quantity of, existence, use, manufacture or effect of any hazardous substance on the property renders it subject to Federal, State, or Local Regulation, Investigation, remediation or removal as potentially Injurious to public health or welfare. TOLD Partners Inc. hereby disclaims any liability for damages to you stemming from the Initiation, completion or result of any such Investigation.
The signatures affixed below constitute acknowledgment and acceptance of the above mentioned statements:

Lessor/Seller	Lessee/Buyer

Date:	Date:

1. Parties: This Lease, dated, for reference purposes only, July 26, 1988, is made by and between Kenneth R. Smith and Alice J. Smith, husband and wife (herein called “Lessor”) and                (herein called “Lessee”).
2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles State of California, commonly known as 8917 Fullbright Avenue, Chartsworth and described as approximately an 5,000 square foot concrete block industrial building Said real property including the land and all Improvements therein, is herein called “the Premises”.
3. Term.
     3.1 Term. The term of this Lease shall be for one year commending on August 1, 1988 and ending on July 31, 1989 unless sooner terminated pursuant to any provision thereof.
     3.2 Delay in Possession. Notwithstanding said commencement date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date. Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case, Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee: provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee’s option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period. Lessee’s right to cancel this Lease hereunder shall terminate and be of no further force or effect.
     3.3 Early Possession. If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.
4. Rent. Lessee shall pay to Lessor as rent for the Premises, monthly payments of $3,400.00. In advance, on the 1st day of each month of the term thereof. Lessee shall pay Lessor upon the execution thereof $3,400.00 as rent for August 1988.

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address slated herein or to such other persons or at such other places as Lessor may designate in writing.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $3,400.00 as security for Lessee’s faithful performance of Lessee’s obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease. Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit. Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease. If the monthly rent shall, from time to time. Increase during the term of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts, If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee. If any, of Lessee’s interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.
6. Use.
     6.1 Use. The Premises shall be used and occupied only for manufacturing and assembly of electronic component or any other use which is reasonably comparable and for no other purpose.
     6.2 Compliance with Law.
          (a) Lessor warrants to lessee that the Premises, in its state existing on the date that the Lease term commences, but without regard to the use for which Lessee will use the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such Lease term commencement date. In the event it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after written notice from Lessee, to promptly, at Lessor’s sole cost and expense, rectify any such violation. In the event Lessee does not give to Lessor written notice of the violation of this warranty within six months from the date that the Lease term commences, the correction of same shall be the obligation of the Lessee at Lessee’s sole cost. The warranty contained in this paragraph 6,2 (a) shall be of no force or effect if. Prior to the date of this Lease, Lessee was the owner or occupant of the Premises, and, in such event. Lessee shall correct any such violation at Lessee’s sole cost.
          (b) Except as provided in paragraph 6.2(a). Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, and orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Lessee of the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such other tenants.
     6.3 Condition of Premises.
          (a) Lessor shall deliver the Premises to Lessee clean and free of debris on Lease commencement date (unless Lessee is already in possession) and Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, and loading doors in the Premises shall be in good operating condition on the Lease commencement date in the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specifically the nature of the violation, to promptly, at Lessor’s sole cost, rectify such violation. Lessee’s failure to give such written notice to Lessor within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that Lessor has complied with all of Lessor’s obligations hereunder. The warranty contained in this Paragraph 6.3(a) shall be of no force or effect if prior to the dale of this Lease. Lessee was the owner or occupant of the Premises.
          (b) Except as otherwise provided in this Lease. Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession the Premises. Whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restriction’s of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither lessor nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.
7. Maintenance, Repairs and Alterations.
     7.1 Lessor Obligations. Subject to the provisions of Paragraphs 6.7.2, and 9 and except for damage caused by any negligent or intentional act or omission of Lessee, Lessee’s agents, employees, or invitees in which event Lessee shall repair the damage. Lessor, at Lessor’s expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises. Lessor shall not, however, be obligated to paint such exterior, nor shall Lessor be required to maintain the interior surface of exterior walls, windows doors or plate glass, Lessor shall have no obligation to make repairs under this Paragraph 7.1 until a reasonable time after receipt of written notice of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair.
     7.2 Lessee’s Obligations.
          (a) Subject to the provisions of Paragraphs 6. 7.1 and 9, Lessee, at Lessee’s expense, shell keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing the same are reasonably of readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing, healing, air conditioning, (Lessee shall proqure and
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© American Industrial Rest Estate Association 1980	GROSS	[ILLEGIBLE] K.R.S.

maintain, at Lessee’s expense, an air conditioning system maintenance contract) ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and Interior surface of exterior walls, ceilings, windows, doors, plate glass, and skylights, located within the Premises, and all landscaping, driveways, parking lots, fences and signs located in the Premises and all sidewalks and parkways adjacent to the Premises.
          (b) If Lessee tails to perform Lessee’s obligations under this Paragraph 7.2 or under any other paragraph of this Lease, Lessor may at Lessor’s option enter upon the Premises after 10 days prior written notice to Lessee (except in the case of emergency, In which case no notice shall be required), perform such obligations on Lessee’s behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee’s next rental installment.
          (c) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Lessee shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment, Notwithstanding anything to the contrary otherwise slated in this Lease. Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space healers, air conditioning, plumbing and fencing on the premises in good operating condition.
     7.3 Alterations and Additions.
          (a) Lessee shall not without Lessor’s prior written consent make any alterations, improvements, additions, or Utility Installations in on or about the Premises, except for nonstructural alterations not exceeding $2.500 in cumulative costs during the term of this Lease. In any event,whether or not in excess of $2.500 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the building(s) on the Premises without Lessor’s prior written consent. As used in this Paragraph 7.3 the term “Utility Installation” shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-hall limes the estimated cost of such improvements, to insure Lessor against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor. Lessor may require that Lessee remove any or all of the same.
          (b) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which requires the consent of the Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.
          (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any Interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require. Lessee shall furnish to Lessor a surely bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition Lessor may require Lessee to pay Lessor’s attorneys fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.
          (d) Unless Lessor requires their removal, as set forth in Paragraph 7.3(a), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.3(d), Lessee’s machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2(c).
8. Insurance; Indemnity.
     8.1 Liability Insurance - Lessee. Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily Injury and Property Damage Insurance Insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and all other areas appurtenant thereto. Such insurance shall be in an amount not less than $500.000 per occurrence. The policy shall Insure performance by Lessee of the indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.
     8.2 Liability Insurance - Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy of Combined Single Limit Bodily injury and Property Damage Insurance, insuring Lessor, but not Lessee, against any liability arising out of the ownership, use occupancy or maintenance of the Premises and all areas appurtenant thereto in an amount not less than $500.000 per occurrence.
     8.3 Properly Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of Insurance covering loss or damage to the Premises, but not Lessee’s fixtures, equipment or tenant Improvements in an amount not to exceed the full replacement value thereof, as the same may exist from lime to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (In the event same is required by a lender having a lien on the Premises) special extended perils (“all risk”, as such term is used in the insurance industry) but not plate glass Insurance. In addition, the Lessor shall obtain and keep In force during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all real estate taxes and insurance costs tor said period.
     8.4 Payment of Premium Increase.
          (a) Lessee shall pay to Lessor, during the term hereof, in addition to the rent, the amount of any increase in premiums for the insurance required under Paragraphs 8.2 and 8.8 over and above such premiums paid during the Base Period, as hereinafter defined, whether such premium increase shall be the result of the nature of Lessee’s occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises. Increased valuation of the Premises, or general rate increases. In the event that the Premises have been occupied previously the words “Base Period” shall mean the last twelve months of the prior occupancy. In the event that the Premises have never been previously occupied, the premiums during the “Base Period” shall be deemed to be the lowest premiums reasonably obtainable for said insurance assuming the most nominal use of the Premises. Provided, however, in lieu of the Base Period, the parties may Insert a dollar amount at the end of this sentence which figure shall be considered as the Insurance premium for the Base Period: $                     . In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000.000 procured under paragraph 8.2.
          (b) Lessee shall pay any such premium increases to Lessor within 30 days alter receipt by Lessee of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises. Lessor shall also deliver to Lessee a statement of the amount of such increase attributable to the Premises and showing in reasonable detail, the manner In which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such Insurance. Lessee’s liability for premium Increases shall be prorated on an annual basis.
          (c) If the Premises are part of a larger building, then Lessee shall not be responsible for paying any Increase in the property Insurance premium caused by the acts or omissions of any other tenant of the building of which the Premises are a part.
     8.5 Insurance Policies. Insurance required hereunder shall be in companies holding a “General Policyholders Rating” of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth In the most current Issue of “Best’s Insurance Guide”. Lessee shall deliver to Lessor copies of policies of liability insurance required under Paragraph 8.1 or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with renewals or “binders” thereof, or Lessor may order such Insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph 8.3.
     8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph 8.3, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of Insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.
     8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnity and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel satisfactory to Lessor. Lessee, as a material part to the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.
     8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee. Lessee’s employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable lor injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

GROSS	K.R.S. Z.R. [ILLEGIBLE]

     9.1 Definitions.
          (a) “Premises Partial Damage” shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 50% of the fair market value of the Premises immediately prior to such damage or destruction. “Premises Building Partial Damage” shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair, is less than 50% of the fair market value of such building as a whole immediately prior to such damage or destruction.
          (b) “Premises Total Destruction” shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 50% or more of the fair market value of the Premises immediately prior to such damage or destruction. “Premises Building Total Destruction” shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 50% or more of the fair market value of such building as a whole immediately prior to such damage or destruction.
          (c) “Insured Loss” shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8.
     9.2 Partial Damage — Insured Loss. Subject to the provisions of paragraphs 9.4, 9.5 and 9.6. If at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor’s sole cost, repair such damage, but not Lessee’s fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect.
     9.3 Partial Damage — Uninsured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, it at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may at Lessor’s option either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor’s Intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor’s intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s intention to repair such damage at Lessee’s expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect. and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.
     9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.
     9.5 Damage Near End of Term.
          (a) If at any time during the last six months of the term of this Lease there is damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within 30 days after the date of occurrence of such damage.
          (b) Notwithstanding paragraph 9.5(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 20 days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 20 day period. Lessor shall, at Lessor’s expense, repair such damage as soon as reasonably possible and this Lease shall continue In full force and effect, If Lessee fails to exercise such option during said 20 day period, then Lessor may at Lessor’s option terminate and cancel this Lease as of the expiration of said 20 day period by giving written notice to Lessee of Lessor’s election to do so within 10 days after the expiration of said 20 day period, notwithstanding any term or provision in the grant of option to the contrary.
     9.6 Abatement of Rent; Lessee’s Remedies.
          (a) In the event of damage described In paragraphs 9.2 or 9.3. and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated In proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.
          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accrue. Lessee may at Lessee’s option cancel and terminate this Lease by giving Lessor written notice of Lessee’s election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.
     9.7 Termination — Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s security deposit as has not theretofore been applied by Lessor.
     9.8 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.
10. Real Property Taxes.
     10.1 Payment of Tax Increase. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Premises; provided however, that Lessee shall pay, in addition rent, the amount, if any, by which real property taxes applicable to the Premises increase over the fiscal real estate tax year 1988[ ILLEGIBLE ]1989. Such payment shall be made by Lessee within thirty (30) days after receipt of Lessor’s writter statement setting forth the amount of such increase and the computation thereof. If the term of this Lease shall not expire concurrently with the expiration of the tax fiscal year, Lessee’s liability for increased taxes for the last partial lease year shall be prorated on an annual basis.
     10.2 Additional Improvements. Notwithstanding paragraph 10.1 hereof, Lessee shall pay to Lessor upon demand therefor the entirety of any Increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee’s request
     10.3 Definition of “Real Property Tax”. As used herein, the term “real property tax” shall include any form of real estate tax or assessment general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other that inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including an) city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable Interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Premises. The term “real property tax” shall also include any tax, fee, levy assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition or “real property tax,” or (ii) the nature of which was hereinbefore included within the definition of “real property tax,” or (iii) which is imposed for a service or right not charged prior to June 1,1978, or, if previously charged, has been Increased since June 1,1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor’s interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.
     10.4 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.
     10.5 Personal Property Taxes.
          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible. Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.
          (b) If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.
12. Assignment and Subletting.
     12.1 Lessor’s Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises, without Lessor’s prior written consent, which Lessor shall no unreasonably withhold. Lessor shall respond to Lessee’s request for consent hereunder in a timely manner and any attempted assignment, transfer mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.
     12.2 Lessee Affiliate. Notwithstanding the provisions of paragraph 12.1 hereof. Lessee may assign or sublet the Premises, or any portion thereof, without Lessor’s consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.
     12.3 No Release of Lessee. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or after the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against[ILLEGIBLE] assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not [ ILLEGIBLE]Lessee of liability under this Lease.
     12.4 Attorney’s Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor’s reasonable attorneys fees [ ILLEGIBLE] in connection therewith, such attorneys fees not to exceed $350.00 for each such request.
GROSS	K.R.S. Z.R. [ILLEGIBLE]

[ILLEGIBLE]
     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease Lessee:
          (a) The vacating or abandonment of the Premises by Lessee.
          (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when [ILLEGIBLE] where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee. In the event that Lessor serves [ILLEGIBLE] with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the [ILLEGIBLE] required by this subparagraph.
          (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or perform by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of 30 days after written notice thereof [ILLEGIBLE] Lessor to Lessee: provided, however, that if the nature of Lessee’s default is such that more than 30 days are reasonably required for its cure, [ILLEGIBLE] Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes [ILLEGIBLE] cure to completion.
          (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a [ILLEGIBLE] defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed [ILLEGIBLE] days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 [ILLEGIBLE] Provided, however. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no [ILLEGIBLE] or effect.
          (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, [ILLEGIBLE] successor in interest of Lessee or any guarantor of Lessee’s obligation hereunder, and any of them, was materially false.
     13.2 Remedies. In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:
          (a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee [ILLEGIBLE] immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of retelling, include necessary renovation and alteration of the Premises, reasonable attorney’s tees, and any real estate commission actually paid: the worth at the [ILLEGIBLE] of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such [ILLEGIBLE] exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing [ILLEGIBLE] paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.
          (b) Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the [ILLEGIBLE] as it becomes due hereunder.
          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the stale wherein the Premises located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the [ILLEGIBLE] due at the maximum rate then allowable by law.
     13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable [ILLEGIBLE] but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering Premises whose name and address shall have therefore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform [ILLEGIBLE] obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance [ILLEGIBLE] Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same completion.
     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will [ILLEGIBLE] Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust [ILLEGIBLE] covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s [ILLEGIBLE] within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late [ILLEGIBLE] equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs [ILLEGIBLE] will incur by reason of late payment by Lessee. Acceptance of such tale charge by Lessor shall in no event constitute a waiver of Lessee’s [ILLEGIBLE] with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event [ILLEGIBLE] late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become [ILLEGIBLE] and payable quarterly in advance, rather than monthly, notwithstanding paragraph A or any other provision of this Lease to the contrary.
     13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any [ILLEGIBLE] monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request. In addition to any other [ILLEGIBLE] required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to [ILLEGIBLE] payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and [ILLEGIBLE] premiums as the same become due. Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums necessary to pay such obligations. moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property and insurance premiums.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise said power (all of which are-herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the [ILLEGIBLE] authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of [ILLEGIBLE] land area of the Premises which is not occupied by any building, is taken by condemnation. Lessee may, at Lessee’s option, to be exercise writing only within ten (10) days after Lesser shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes [ILLEGIBLE] possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the [ILLEGIBLE] of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor [ILLEGIBLE] of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building [ILLEGIBLE] thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of [ILLEGIBLE] exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the [ILLEGIBLE] or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to [ILLEGIBLE] trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation. Lessor shall to [ILLEGIBLE] extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by [ILLEGIBLE] condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in [ILLEGIBLE] of such severance damages required to complete such repair.
16. Estoppel Certificate.
          (a) Lessee shall at any time upon not less than ten (10) days’ prior written notice from Lessor execute, acknowledge and deliver to [ILLEGIBLE] statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification a certifying that this Lease, as so modified. is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, a (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such default any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.
          (b) At Lessor’s option, Lessee’s failure to deliver such statement within such time shall be a material breach of this lease or shall conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there [ILLEGIBLE] no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance or such failure may considered by Lessor as a default by Lessee under this Lease.
K.R.S    Z.R.
[ILLEGIBLE]
GROSS

[ILLEGIBLE] the Premises, or any part thereof. Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three years’ financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee’s interest in a ground lease of the Premises, and except as expressly provided in Paragraph 15. in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership.
18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.
20. Time of Essence. Time is of the essence.
21. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed lo be rent.
22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.
23. Notice. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.
24. Waivers. No waiver by Lessor or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor’s consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.
25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease lor recording purposes.
26. Holding Over. If Lessee, with Lessor’s consent, remains in possession of the premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.
29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17. this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located.
30. Subordination.
     (a) This Lease, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination. Lessee’s right to quiet possession of the Premises shall not be disturbed it Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed ot trust or ground lease or the date of recording thereof.
     (b) Lessee agrees to execute any documents required to effectuate an attornment. a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder, or, at Lessor’s option. Lessor shall execute such documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead, to execute such documents in accordance with this paragraph 30(b).
31. Attorney’s Fees. If either party or the broker named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.
32. Lessor’s Access. Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Lessee.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.
34. Signs. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent except that Lessee shall have the right, without the prior permission of Lessor to place ordinary and usual for rent or sublet signs thereon.
35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.
36. Consents. Except for paragraph 33 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.
37. Guarantor. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.
38. Quiet possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder. Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.
39. Options.
     39.1 Definition. As used in this paragraph the word “Options” has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises of the right of first refusal to lease other property of lessor or the right of first offer to leasse other property of Lessor; (3) the right of option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lender or the right of first offer to purchase other property of Lessor.
     39.2 Options Personal. Each Option granted to Lessee in this Lease are personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, the Option may be exercised by or assignable any
K.R.S    Z.R.
[ILLEGIBLE]
GROSS

Lessee Affiliate as defined in paragraph 12.2 of this Lease. The Options herein granted to Lessee are not assignable separate and apart [ILLEGIBLE] Lease.
     39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be [ILLEGIBLE] unless the prior option to extend or renew this Lease has been so exercised.
     39.4 Effect of Default an Options.
          (a) Lessee shall have no right to exercise an Option, not withstanding any provision in the grant of Option to the contrary, (i) due time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is [ILLEGIBLE] Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid, or (iii) at any time after an [ILLEGIBLE] default described in paragraphs 13.1(a), 13.1(d), or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(b), where a late charge becomes payable paragraph 13.4 for each of such defaults, or paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period prior to [ILLEGIBLE] that Lessee Intends to exercise the subject Option.
          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s [ILLEGIBLE] exercise an Option because of the provisions of paragraph 39.4(a).
          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation Lessee for a period of 30 days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) fails to commence to cure a default specified in paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such and/or Lessee fails thereafter to dillgently prosecute said cure to completion, or (iii) Lessee commits a default described in paragraph [ILLEGIBLE] 13.1(d) or 13.1(e) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) Lessor gives to Lessee three or more [ILLEGIBLE] default under paragraph 13.1(b), where a late charge becomes payable under paragraph 13.4 for each such default, or paragraph 13.1(c), [ILLEGIBLE] or not the defaults are cured.
40. Multiple Tenant Building. In the event that Premises are part of a larger building or group of buildings then Lessee agrees that it [ILLEGIBLE] by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, [ILLEGIBLE] cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience [ILLEGIBLE] occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by [ILLEGIBLE].
41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard [ILLEGIBLE] other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the pro of Lessee, its agents and invitees from acts of third parties.
42. Easements. Lessor reserves to itself the right, from time to time, to grant such casements, rights, and dedications that Lessor deems [ILLEGIBLE] or desirable, and to cause the recordation of Parcel Maps and restriction, so long as such easements, rights, dedications. Maps and restrictions not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned mentioned documents upon request of and failure to do so shall constitute a material breach of this Lease.
43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other [ILLEGIBLE] provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under [ILLEGIBLE] such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for [ILLEGIBLE] such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party [ILLEGIBLE] entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.
44. Authority. If lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation. [ILLEGIBLE] partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to [ILLEGIBLE].
45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled typewritten or handwritten provisions.
46. Addendum. Attached hereto is an addendum or addenda containing paragraphs 47 through 48 which [ILLEGIBLE] part of this Lease.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HE AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY [ILLEGIBLE] THAT, AT THE TIME THIS LEASE IS EXECUTED. THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
IF THIS LEASE HAS BEEN FILLED IN IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO, THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
The parties hereto have executed this Lease at the place on the dates specified immediately adjacent to their respective signatures.

Executed at: Chatsworth, California	Kenneth R. Smith Alice J. Smith

On:		By	/s/ Kenneth R. Smith

Address:	8917 Fullbright AVenue	By	/s/ Alice J. Smith

“Lessor”

	Chatsworth, California 91301		M R V Technologies

		By	/s/ Shlomo Margalit

Shlomo Margalit, an individual

		By	/s/ Zeev Ravnoy

Zeev Ravnoy, an individual

“Lessee”

47.	Lesee may extend the term of this lease by giving notice, in writing to Lessor on or before June 1, 1989, of Lessee’s intent to lease the premises for an additional one year period August 1, 1989 to July 31, 1990 (option term) provided Lessee has not defaulted or is then in default under the terms of this lease.

The terms and conditions for the option term shall be the same as the original lease except for the paymement of rent. The monthly rent for the option term shall be the base monthly rent of $3,400.00 (three thousand four hundred dollars) which shall be adjusted upwards only, in proportion to the increase, if any, in the Consumer Price Index as published by the month of May 1989 over that for the month of May 1988. Said increase shall continue in effect through the end of the option period. In the event that said Index shall have been discontinued, the most nearly comparable Index shall be substituted therefor. Said increase shall not exceed 6% (six per cent) per annum.

48.	Lessee may extend the term of this lease by giving notice, in writing, to Lessor on or before June 1, 1990, of Lessee’s intent to lease the premises for an additional one year period August 1, 1990 to July 31, 1991 (option term) provided Lessee has not defaulted or is then in default under the terms of this lease.

The terms and conditions for the option term shall be the same as the original lease except for the payment of rent. The monthly rent for the option term shall be the base monthly rent of $3,400.00 (three thousand four hundred dollars) which shall be adjusted upwards only, in proportion to the increase, if any, in the Consumer Price Index as published by the month of May 1990 over that for the month of May 1989. Said increase shall continue in effect through the end of the option period. In the event that said Index shall have been discontinued, the most nearly comparable Index shall be substituted therefor. Said increase shall not exceed 6% (six per cent) per annum.

Initials:
[ILLEGIBLE]	K.R.S.